Exhibit 10.10.3

AMENDMENT NO. 3
TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 3 to Executive Employment Agreement (this “Amendment”), is entered into this 7th day of August, 2014, by and between TALON INTERNATIONAL, INC., a Delaware corporation (the “Company”) and LARRY DYNE (“Executive”).

RECITALS

A.     On July 30, 2010, the Company and Executive entered into an Executive Employment Agreement pursuant to which the Company retained the services of Executive, which agreement was amended by Amendment No. 1 to Executive Employment Agreement, dated June 15, 2012 and Amendment No. 2 to Executive Employment Agreement, dated November 6, 2013 (as amended, the “Agreement”).

B.     The parties desire to further amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings this Agreement contains, the parties hereto hereby agree as follows:

1.     Certain Definitions. Capitalized terms used but not defined herein have the respective meanings assigned to them in the Agreement.

2.     Amendment to Section 2(a). Section 2(a) of the Agreement is hereby amended in its entirety to read as follows:

“(a)     the close of business on December 31, 2016, provided, that if the Company has not given Executive Notice of its decision not to renew the Term on or before April 1, 2016, then, unless otherwise terminated as provided below, the Term shall be automatically extended until the earlier of (i) a date which is nine (9) months following delivery after April 1, 2016 by the Company to Executive of Notice of its decision not to extend the Term further, and (ii) December 31, 2017;”

3.     Amendment to Exhibit A. Effective commencing January 1, 2014, Exhibit A of the Agreement is hereby amended in its entirety to read as set forth on Exhibit A attached hereto.

4.     Remaining Terms Ratified. Except as specifically amended hereby, the other terms and conditions in the Agreement shall continue in full force and effect, notwithstanding the execution and delivery of this Amendment. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment, and as used in the Agreement, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof” and words of similar import shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

5.     Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

6.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Company:		Executive:

TALON INTERNATIONAL, INC.

By:	/s/ Lonnie D. Schnell	/s/ Larry Dyne
	Lonnie D. Schnell Chief Executive Officer	Larry Dyne

EXHIBIT A

EBITDA Bonus

Commencing with fiscal year 2014 and for each fiscal year during the Term thereafter during which Executive is performing services to the Company, Executive shall be eligible to earn a cash bonus, referred to herein as the EBITDA Bonus. The EBITDA Bonus, if any, shall be payable in cash on or about April 15 of the year immediately following the fiscal year for which such EBITDA Bonus is calculated.

The EBITDA Bonus shall be an amount determined by reference to Executive’s achievement of performance objectives established by the Board for each fiscal year. The performance objectives for fiscal year 2014 are set forth in this Exhibit A.

For purposes hereof and subject to the terms of this Exhibit A, “Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, calculated based on the Company’s audited consolidated financial statements for the applicable fiscal year in question prepared in accordance with generally accepted accounting principles in the United States. Adjusted EBTIDA will be calculated after taking into account the EBITDA Bonus and any other management incentive cash bonuses. For purposes of calculating Adjusted EBITDA:

For fiscal year 2014, Executive shall be entitled to an EBITDA Bonus, if any, equal to the Percentage of Base Salary for such fiscal year set forth below. The Percentage of Base Salary shall be determined by reference to Executive’s Total Achievement Score for such fiscal year, which score will be determined by the Board of Directors (or a committee of the Board) based on Executive’s achievement of the individual performance objectives for such fiscal year set forth below. The Board’s determination of Executive’s achievement of an individual performance objective score will either be objective based upon measured financial results or at the discretion of the Board based upon the Board’s subjective analysis.

Potential Bonus Amounts:

Total Achievement Score	Percentage of Base Salary
More than 100%	100%
Between 90% and 100%	75%
Between 80% and 90%	45%
Between 75% and 80%	25%
Less than 75%	BOD Discretion

Performance Objectives and Weightings:

Performance Objectives	Determination Method	Plan	Bonus Weighting
Revenue	Financial Results	$57,750,000	10%
Gross profit %	Financial Results	32.6%	11%
Adjusted EBITDA	Financial Results	$3,998,000	34%
New Major Brands / Worldwide revenue growth	BOD Discretion	N/A	10%
Tekfit Customer Deals	BOD Discretion	N/A	13%
Fill Key Management Positions	BOD Discretion	N/A	17%
Shareholder Initiatives	BOD Discretion	N/A	5%